UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2011

MEDICAL CARE TECHNOLOGIES INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53665
(Commission File Number)

Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China
(Address of principal executive offices)

011 8610 6407 0580
(Issuer's telephone number)

_______
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The  disclosure set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2011, Medical Care Technologies, Inc. (the “Company”) issued an Amended and Restated 15% Convertible Debenture (the “Debenture”) to Long Side Ventures LLC, a Florida limited liability company (“Long Side”), in the principal amount of $55,000 in connection with Long Side’s purchase in full, pursuant to a debt purchase agreement, dated December 8, 2011 (the “Debt Purchase Agreement”), of an outstanding convertible debenture of the Company (originally issued on June 1, 2011) for $55,000 from a non-affiliate of the Company.

The Debenture bears interest at 15% per annum (20% during such period, if any, that the Company fails to timely file its periodic reports pursuant to the Securities Exchange Act of 1934 and 18% after the 10th day after an Event of Default occurs) and all unpaid principal and accrued interest on the Debenture shall be due and payable on December 9, 2013 (unless extended by Long Side by the amount of days of the pendency of an Event of Default) in cash or common stock of the Company, at Long Side’s option.

The Debenture is convertible, at any time, in whole or in part, at Long Side’s option, into common stock of the Company at an initial conversion price per share equal to 50% of the average of the five lowest intraday prices of the Company’s common stock during the previous 20 trading days.

So long as the Debenture is outstanding, the Company shall not engage in certain fundamental corporate transactions including any merger, reorganization, restructuring, reverse stock split, consolidation, sale of all or substantially all of the Company's assets or similar transaction unless the Company has provided at least 14 days prior notice to Long Side.  In any such case, Long Side shall have the right to put the Debenture to the Company prior to the effectiveness of such transaction at 125% of the then outstanding principal and accrued interest.

If at any time the Debenture is outstanding, the Company issues common stock or securities convertible into or exercisable for shares of common stock (except for certain excepted issuances as set forth in the Debenture) at a price per share or conversion or exercise price per share less than the then applicable conversion price without the consent of Long Side,  the Company shall issue additional shares of common stock to Long Side so that the average per share purchase price of the shares of common stock issued to Long Side is equal to such other lower price per share and the conversion price shall automatically be reduced to such other lower price per share.  The conversion price shall also be adjusted as described in the Debenture if the Company issues additional shares of the common stock as a dividend or other distribution or subdivides or combines its outstanding shares of common stock.

The Debenture provides for  liquidated damages for any failure to timely deliver shares issuable upon conversion of the Debenture in the amount of $500 per business day for each $10,000 of principal being converted.

Provided certain conditions as described in the Debenture related to the Company’s common stock are met and no Event of Default exists, the Company has the option of prepaying, in whole or in part, the outstanding principal and interest of the Debenture, in an amount equal to 150% of the principal amount to be redeemed, together with accrued but unpaid interest thereon.

The Debenture also provides for mandatory redemption by the Company in the event it is prohibited from issuing shares upon the conversion of the Debenture, or fails to timely deliver shares, or an Event of Default occurs. At Long Side’s election, the Company shall pay Long Side within 10 business days, an amount equal to the greater of (i) the product of the outstanding principal amount of the Debenture multiplied by 125%, or (ii) the product of the number of conversion shares otherwise deliverable upon conversion of an amount of the Debenture principal and/or interest designated by Long Side at the then conversion price multiplied by the average of the closing bid prices for the Company’s common stock for the five consecutive trading days preceding the date (a) the Company becomes obligated to make such mandatory redemption payment, or (b) on which the mandatory redemption payment is made in full, whichever is greater. Liquidated damages for the 20-day period prior to the receipt of the mandatory redemption payment by Long Side shall be credited against such payment.

If the Company fails to timely deliver shares issuable upon conversion of the Debenture and if after five business days after the delivery date for such shares, Long Side purchases shares of the Company’s common stock to deliver in satisfaction of a sale by Long Side of such common stock which Long Side was entitled to receive upon such conversion, then the Company shall pay Long Side, as liquidated damages, an amount in cash by which Long Side’s purchase price for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the Debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

The Company is obligated under the Debenture to reserve from its authorized and unissued common stock the number of shares of common stock equal to 150% of the amount of common stock issuable upon the full conversion of the Debenture.

The Debenture provides that no conversion may be made if, after giving effect to the conversion, Long Side and its affiliates would own in excess of 4.99% of the Company’s outstanding shares of common stock. This percentage may be increased to a percentage not to exceed 9.99%, at Long Side’s option, subject to 61-days” prior notice to the Company.

If an Event of Default occurs, the outstanding principal under the Debenture, together with interest and other amounts owing in respect thereof shall become immediately due and payable in cash, or in common stock, at Long Side’s option. “Events of Default” include: failure to pay principal or interest when due; a material breach of a covenant, term or condition of the Debenture which, if subject to cure, continues for ten business days after written notice to the Company; a material false or misleading representation or warranty made by the Company; the Company  making an assignment for the benefit of creditors, or applying for or consent to the appointment of a receiver or trustee or a receiver or trustee is otherwise be appointed; any money judgment, writ or similar final process entered or filed against the Company or its assets in excess of $1,000,000, that remains unvacated, unbonded or unstayed for a period of 30 days; bankruptcy, insolvency, reorganization or liquidation proceedings or other related proceedings or relief for debtors are instituted and not dismissed within 30 days; a default by the Company in any obligation in excess of $200,000 in the aggregate for more than forty-five days; a Securities and Exchange Commission or judicial stop trade order or trading suspension of the Company’s common stock lasting for five or more consecutive trading days; failure to timely deliver common stock under the Debenture or to timely file periodic reports required pursuant to the Securities Exchange Act of 1934; the Company effectuating a reverse split of its common stock without the prior written consent of  at least two-thirds of the holders of the Debenture; failure to reserve common stock for issuance upon conversion of the Debenture;  a default by the Company of a material term, covenant, warranty or undertaking of any other agreement to which the Company and Long Side are parties; a change in control (as defined in the Debenture) of the Company without at least 14 days prior written notice to Long Side; a sale of substantially all of the Company’s assets; and delisting of the Company’s common stock from the exchange on which it is then listed or quoted for trading.

The Debenture also provides that 30 million shares of the Company’s common stock be held in escrow pursuant to a stock escrow agreement among the Company, Long Side and Jonathan D. Leinwand, P.A., as escrow agent (the “Escrow Agreement”).

In connection with the Debenture, the Company provided its transfer agent with an irrevocable authorization and instructions (“Irrevocable Instructions”) to reserve for issuance 40,000,000 shares of common stock issuable upon conversion of the Debenture upon the receipt of a conversion notice delivered by Jonathan Leinward, P.A.

For all of the terms and conditions of the Debenture, the Debt Purchase Agreement, the Escrow Agreement and the Irrevocable Instructions, reference is hereby made to Exhibits 4.13, 10.34, 10.35 and 10.36, respectively.  All statements made herein concerning such documents are qualified by reference to said Exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.13	Amended and Restated 15% Convertible Debenture

10.34	Debt Purchase Agreement, dated December 8, 2011, between Long Side Ventures LLC and Celine Wang

10.35	Stock Escrow Agreement, among Long Side Ventures LLC, Medical Care Technologies, Inc. and Jonathan D. Leinwand, P.A.

10.36	Irrevocable Transfer Agent Instructions from Medical Care Technologies, Inc. to Empire Stock Transfer Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2011

MEDICAL CARE TECHNOLOGIES INC.

/s/ Ning C. Wu
Ning C. Wu
President and Chief Executive Officer